As filed with the Securities and Exchange Commission on August 9, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASTRONICS CORPORATION

(FOR REGISTRANT GUARANTORS, PLEASE SEE

TABLE OF REGISTRANT GUARANTORS ON THE FOLLOWING PAGE)

(Exact name of registrant as specified in its charter)

New York	16-0959303
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 Commerce Way

East Aurora, New York 14052

(716) 805-1599

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Burney

Vice President and Chief Financial Officer

Astronics Corporation

130 Commerce Way

East Aurora, New York 14052

(716) 805-1599

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Robert J. Olivieri, Esq.

Hodgson Russ LLP

The Guaranty Building

140 Pearl Street, Suite 100

Buffalo, New York 14202-4040

(716) 856-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)(3)
Common Stock, par value $.01
Preferred Stock
Warrants
Rights (4)
Stock Purchase Contracts
Units of the Securities listed above
Debt Securities
Guarantees of Debt Securities of Astronics Corporation by the Subsidiary Guarantors (5)
Total Registration Fee				$17,415.00

(1)	An indeterminate number of or aggregate principal amount of shares of common stock, preferred stock, warrants, rights, stock purchase contracts, debt securities and units consisting of such securities of the registrant, as shall have an aggregate initial offering price not to exceed $150,000,000 as may from time to time be issued at an indeterminate price. This registration statement also relates to an indeterminate number of shares of the registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”). If any debt securities are issued at an original issue discount, then the debt securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will equal $150,000,000. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock, warrants, rights, stock purchase contracts, debt securities and units as may be issued upon conversion of or exchange for debt securities that provide for such conversion or exchange.
(2)	Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered.
(3)	No separate consideration will be received for the guarantees by the Subsidiary Guarantors of the debt securities of Astronics Corporation. Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees.
(4)	Rights evidencing the right to purchase Astronics Corporation common stock, preferred stock, warrants, stock purchase contracts, units or debt securities.
(5)	The term “Subsidiary Guarantors” refers to Astronics Advanced Electronic Systems Corp., DME Corporation and Luminescent Systems, Inc.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Table of Registrant Guarantors (1)

Name (1)	State or other jurisdiction of incorporation or organization	IRS Employer Identification Number
Astronics Advanced Electronic Systems Corp.	Washington	20-2258939
DME Corporation	Florida	59-1684144
Luminescent Systems, Inc.	New York	16-1271437

(1)	The address, including zip code, and telephone number, including area code, of each of the Registrant Guarantors principal executive office is 130 Commerce Way, East Aurora, New York 14052, (716) 805-1599.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2011

PROSPECTUS

ASTRONICS CORPORATION

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

STOCK PURCHASE CONTRACTS

UNITS

AND DEBT SECURITIES

and

GUARANTEES OF DEBT SECURITIES OF ASTRONICS

CORPORATION BY THE SUBSIDIARY GUARANTORS

We may sell from time to time in one or more offerings up to $150,000,000 in the aggregate of:

•	shares of our common stock or preferred stock;

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities; and

•	warrants;

•	stock purchase contracts;

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities; and

•	units consisting of any combination of the foregoing.

We may sell any combination of these securities, in one or more offerings, up to an aggregate offering price of $150, 000,000 on terms to be determined at the time of the offering. The debt securities registered hereunder may be fully and unconditionally guaranteed by certain subsidiaries of Astronics Corporation, which may include the Subsidiary Guarantors.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any such offering in one or more supplements to this prospectus each time we sell securities hereunder. We can only use this prospectus to offer and sell our securities by also including a prospectus supplement relating to any such offer and sale.

We may sell the securities directly to you, through agents, underwriters and broker-dealers that we select. If we use agents, underwriters or broker-dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ATRO.” On August 6, 2011, the last reported sale price of our common stock on the NASDAQ Global Select Market was $31.12.

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 2 before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

You should read this prospectus and the information incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Information Incorporated by Reference” on page 17. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

The information in this document may only be accurate on the date of this document. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, we may offer up to a total dollar amount of $150,000,000 of these securities.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	common stock of Astronics Corporation;

•	preferred stock of Astronics Corporation;

•	warrants entitling the holders to purchase common stock, preferred stock, units or debt securities of Astronics Corporation;

•	rights to purchase Astronics Corporation common stock, preferred stock, units or debt securities;

•	stock purchase contracts issued by Astronics Corporation;

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities; and

•	units consisting of any of the above securities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities pursuant to this registration statement and the prospectus contained herein, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as we describe in the section entitled “Information Incorporated by Reference,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

Unless the context otherwise requires, the terms “Astronics,” “the Company,” “the registrants,” “we,” “us” and “our” refer to Astronics Corporation and its subsidiaries, and the term “Subsidiary Guarantors” refers to, collectively, Astronics Advanced Electronic Systems Corp., DME Corporation and to Luminescent Systems, Inc.

(ii)

THE COMPANY

Astronics is a leading supplier of products to the aerospace and defense industries. Our products include advanced, high-performance lighting systems, electrical power generation systems, aircraft safety systems and electrical power distribution systems for the global aerospace industry as well as test, training and simulation systems primarily for the military.

We have six primary locations, five in the United States and one in Canada. We provide our products through our wholly owned subsidiaries Astronics Advanced Electronic Systems Corp., Luminescent Systems, Inc., Luminescent Systems Canada, Inc. and DME Corporation. We have two reportable segments, Aerospace and Test Systems.

Our Aerospace segment designs and manufactures products for the global aerospace industry. Product lines include Aircraft Lighting, Cabin Electronics, Airframe Power, and Airfield Lighting. Our Aerospace customers are the airframe manufacturers (OEM’s) that build aircraft for the commercial, military and general aviation markets, suppliers to those OEM’s, aircraft operators such as airlines and branches of the U.S. Department of Defense as well as the Federal Aviation Administration and airport operators. Most of this segment’s sales are a result of contracts or purchase orders received from customers, placed on a day-to-day basis or for single year procurements rather than long-term multi-year contract commitments. On occasion the Company does receive contractual commitments or blanket purchase orders from our customers covering multiple year deliveries of hardware to our customers.

Our Test Systems segment designs, develops, manufactures and maintains communications and weapons test systems and training and simulation devices for military applications. In the Test Systems Segment, our products are sold primarily to the U.S. military, foreign militaries and manufacturers of military communication systems. This segment’s revenue is a result of long-term, primarily fixed price contracts and is recognized using the percentage of completion method of accounting, measured by multiplying the estimated total contract value by the ratio of actual contract costs incurred to date to the estimated total contract costs. We make significant estimates involving usage of percentage-of-completion accounting to recognize contract revenues. We periodically review contracts in process for estimates-to-completion, and revise estimated gross profit accordingly. While we believe our estimated gross profit on contracts in process is reasonable, unforeseen events and changes in circumstances can take place in a subsequent accounting period that may cause us to revise our estimated gross profit on one or more of our contracts in process. Accordingly, the ultimate gross profit realized upon completion of such contracts can vary significantly from estimated amounts between accounting periods.

Our principal executive offices are located at 130 Commerce Way, East Aurora, New York 14052. Our telephone number is (716) 805-1599. Our web site address is www.astronics.com. The information on our website is not part of this prospectus.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus, including those contained in our annual report on Form 10-K for the year ended December 31, 2010 or other document filed by us with the SEC.” You should also consider any additional specific risks described in any supplements to this prospectus. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial may also impact our business operations, financial results and liquidity.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Statements made in this prospectus and the documents incorporated herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements that relate to future plans, events, liquidity, financial results or performance, including statements relating to future cash flows and liquidity and future cost alignment actions, as well as estimated unrecognized stock compensation expense, computation of the annual estimated effective tax rate at each interim period, projected capital expenditures, future contractual obligations, business outlook for 2011, estimated charges related to the restructuring of global operations, future global economic conditions, future growth or market share gains, the ability to manage costs or invest in future initiatives, as well as future changes in foreign currency rates, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions or expressions of the negative of these terms.

These statements are based upon current information and expectations. Actual results may differ materially from those anticipated if the information on which those estimates were based ultimately proves to be incorrect or as a result of certain risks and uncertainties, including general economic conditions in the markets in which we operate and industry-related factors such as our success in effectively executing plans; the timeliness of product deliveries by vendors and other vendor performance issues; changes in demand for our products from the U.S. government and other customers; the acceptance by the market of new products developed; our success in cross-selling products to different customers and markets; changes in government contracts; the state of the commercial and business jet aerospace market; our success at increasing the content on current and new aircraft platforms; the level of aircraft build rates; as well as other general economic conditions and other factors.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities by us covered by this prospectus for general corporate purposes, which may include, among other things: reducing or refinancing indebtedness; making acquisitions of assets, businesses or securities; stock repurchases and capital expenditures; and for working capital. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended		Year Ended December 31,
	July 2, 2011	July 3, 2010	2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges (1)	9.91	6.34	6.50	N/A (2)	8.16	10.88	5.84

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges include interest expense, including amortization of deferred financing costs, debt extinguishment costs, capitalized interest, and the portion of operating rental expense which management believes is representative of the interest component of rent expense.
(2)	Earnings are inadequate to cover fixed charges. Deficiency is approximately $7,742.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

COMMON STOCK

Authorized Shares.

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of class B stock, par value $.01 per share. As of July 2, 2011, we had outstanding 8,914,098 shares of common stock and 2,102,191 shares of class B stock. As of July 2, 2011, we had 1,038,583 shares of common stock and 153,417 shares of class stock B issuable upon exercise of outstanding stock options under our stock option plans at a weighted average price of $8.62 per share, 1,486,009 shares of common stock reserved and available for future issuance under our stock option plans, and 2,102,191 shares of common stock issuable upon conversion of our 2,102,191 shares of our class B stock then outstanding. We are not selling any shares of our class B stock under this prospectus. The following description of our common stock and class B is a summary only and is derived from our restated certificate of incorporation, which is incorporated by reference into this prospectus.

Voting Rights.

Holders of common stock are entitled to one vote per share, and holders of class B stock are entitled to 10 votes per share. Holders of both common stock and class B stock are entitled to vote together as a single class except as hereinafter described. There are no cumulative voting rights in the election of directors.

The vote of a majority of each of the holders of common stock and the holders of class B stock, voting separately as a class, is required to effect the issuance of any shares of class B stock, except as provided in our amended and restated certificate of incorporation.

The affirmative vote of holders of at least 80% of the outstanding common stock and class B stock is required to (A) adopt any agreement regarding the merger or consolidation of us or one of our subsidiaries, (B) authorize the sale, lease, exchange, mortgage, pledge, or disposition of property or assets with a fair market value greater than 50% of the fair market value of our total assets or the assets of one of our subsidiaries or (C) authorize the issuance or transfer of any of our voting securities in exchange or payment for the securities or property and assets of another person, unless our board of directors adopts a resolution that approves the written agreement of such transaction, or we or one of our subsidiaries is the beneficial owner of a majority of the voting interest of the other parties to such transaction. An affirmative 80% vote of the outstanding shares of common stock and class B stock is also required to alter, amend, or repeal any provisions of our amended and restated certificate of incorporation.

Special meetings of our shareholders may be called at any time on the written request of two-thirds of our directors then serving on the board or on the written request of holders of at least 80% of the outstanding shares of common stock and class B stock who are entitled to vote generally in the election of directors as of the date we receive such request.

Liquidation.

Upon liquidation, dissolution, or winding up of our affairs, holders of our common stock and class B stock are entitled to share equally in our remaining funds and assets, subject to our indebtedness.

Pre-emption.

There are no pre-emptive or other rights to subscribe for any of our shares or securities.

Dividends.

Our common stock and class B stock shareholders are entitled to receive dividends and other cash, stock, or property distributions declared by our board of directors. No cash dividend may be paid on the class B stock unless an equal or greater dividend is paid concurrently on the common stock. Cash dividends may be paid on our common stock in excess of dividends paid on our class B stock and may be paid on our common stock without paying any dividends on our class B stock. Holders of our common stock and class B stock will be treated equally with regard to dividends or other distributions paid in our stock, including share distributions, stock splits, and divisions of our stock.

We may not reclassify or combine shares of the common stock without, at the same time, proportionally reclassifying or combining shares of our class B stock.

Transfer.

No holder of shares of our class B stock may transfer, and we and the transfer agent may not register the transfer of, any shares of our class B stock whether by sale, assignment, appointment, or otherwise, except by gift, devise, or bequest to the estate of a shareholder upon such shareholder’s death or to the grantor or any person for whose benefit the principal of a trust of class B stock may be distributed. Upon any transfer of our class B shares, other than a transfer of the type described above, such class B shares will immediately and automatically be converted into an equal number of common stock shares.

Any holder of our class B shares may pledge his class B shares as collateral security for indebtedness as long as (A) the pledge is pursuant to a bona fide pledge and (B) the shares will not be transferred to or registered in the name of the pledgee. In the event of foreclosure or other similar action by the pledgee, the pledged shares of class B stock may not be transferred to the pledgee without first being converted into shares of our common stock.

Conversion.

Each share of class B stock is convertible at any time, at the option of the holder, into one fully paid and non-assessable share of our common stock. All shares of our class B stock converted to our common stock shall be cancelled and restored to the status of authorized but unissued shares of our class B stock. All outstanding shares of our class B stock may be converted to shares of our common stock with the approval of our board of directors and the holders of a majority of our outstanding shares of our class B stock.

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

PREFERRED STOCK

We currently do not have any shares of preferred authorized in our Restated Certificate of Incorporation, as amended, or outstanding. Prior to selling any preferred stock pursuant to this prospectus we will be required to further amend our Restated certificate of Incorporation to authorize the issuance of preferred stock. Such authorization could authorize our Board of Directors, subject to limitations prescribed by law, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon such preferred stock, including dividend rights, dividend rates, conversion rights, voting rights (which may be greater than one vote per share), rights and terms of redemption, sinking fund provisions for the redemption or purchase of the shares and liquidation preference, any or all of which may be greater than the rights of the common stock. The issuance of preferred stock could:

•	adversely affect the voting power of holders of our common stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation;

•	decrease the market price of our common stock; or

•	delay, deter or prevent a change in our control.

The terms and provisions of any preferred stock that may be offered by this prospectus will be described in the applicable prospectus supplement. You should read the certificate of designations relating to the applicable series of preferred stock for additional information before you purchase any preferred stock.

WARRANTS

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, common stock or preferred stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants. Each such prospectus supplement will describe:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

•	the procedures and conditions relating to the exercise of the warrants including:

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time; and

•	any limitations relating to the exchange and exercise of such warrants;

•

in the case of warrants to purchase our common stock, preferred stock or depositary shares, any provisions for adjustment of the number or amount of shares of our common stock, preferred stock or depositary shares receivable upon exercise of the warrants or the exercise price of the warrants;

•

in the case of warrants to purchase preferred stock or depositary shares for preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•

if applicable, the number of warrants issued with each share of our common stock, preferred stock, depositary shares or debt securities, and the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•

in the case of warrants for the purchase of preferred or common stock or depositary shares, the right to vote or to receive any payments of dividends on the preferred or common stock or depositary shares purchasable upon exercise.

Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations to the extent set forth in the prospectus supplement.

RIGHTS

We may issue rights to purchase our common stock, preferred stock or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•

the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or the aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock, preferred stock debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number or variable number of shares of our common stock or preferred stock at a future date or dates. The consideration per share may be fixed at the time stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and our debt securities, preferred stock, any other securities described in the applicable prospectus supplement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. Material federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the related prospectus supplement.

UNITS

We may issue units, which will consist of one or more stock purchase contracts, warrants, debt securities, rights, preferred stock, common stock or any combination thereof. The applicable prospectus supplement for any units will describe:

•

all terms of the units and of the stock purchase contracts, warrants, debt securities, rights, shares of preferred stock, shares of common stock or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DEBT SECURITIES AND GUARANTEES

The following description discusses the general terms and provisions of the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the applicable prospectus supplement for the securities.

The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and one or more U.S. banking institutions. The trustee for each series of our debt securities will be identified in the applicable prospectus supplement. We may refer to the indenture covering the senior debt securities as the “senior indenture” and the indenture covering the subordinated debt securities as the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called “indentures.”

The form of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to and governed by the Trust Indenture Act of 1939, or the Trust Indenture Act, and may be supplemented or amended from time to time following their execution. We have not yet selected a trustee for either of the indentures, and we have not yet executed either indenture. Prior to issuing any debt securities, we will be required to select a trustee for the applicable indenture or indentures, qualify the trustee or trustees under the Trust Indenture Act and execute the applicable indenture or indentures.

The form of each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable form of indenture will be described in the prospectus supplement relating to such series of debt securities.

The following summary describes selected provisions of the indentures. This summary does not describe every aspect of the debt securities or the applicable indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the applicable indenture, including the terms defined in the applicable indenture. We urge you to read the applicable indenture in its entirety. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement.

General.

The indentures provide that we will be able to issue an unlimited aggregate principal amount of debt securities under the indentures, in one or more series, and in any currency or currency units. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or a resolution of our board of directors or in one or more officer’s certificates pursuant to a board resolution. We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•	the title, and the price at which we will sell, the offered debt securities;

•	whether the offered debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the date or dates on which principal will be payable or how to determine such date or dates;

•	the rate or rates or method of determination of interest;

•	the date from which interest will accrue;

•	the dates on which interest will be payable and any record dates for the interest payable on the interest payment dates;

•	the place of payment on the offered debt securities;

•

any obligation or option we have to redeem, purchase or repay the offered debt securities, or any option of the registered holder to require us to redeem or repurchase offered debt securities, and the terms and conditions upon which the offered debt securities will be redeemed, purchased or repaid;

•

the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the offered debt securities will be payable if other than the currency of the United States of America;

•	any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•	the terms and conditions upon which payment on the offered debt securities may change;

•	whether the offered debt securities are defeasible;

•	any addition to or change in the events of default;

•	any addition to or change in the covenants in the applicable indenture;

•	the terms of any right to convert the offered debt securities into common shares; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the applicable indenture.

If the offered debt securities are denominated in whole or in part in any currency other than U.S. dollars, if the principal of (and premium, if any) or interest, if any, on the offered debt securities are to be payable in a currency or currencies other than that in which the debt securities are to be payable, or if any index is used to determine the amount of payments of principal of (and premium, if any) or interest on any series of the debt securities, material federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe all material federal income tax, accounting and other considerations applicable to any such original issue discount securities.

The general provisions of the indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to, the events of default described below that are applicable to the offered debt securities or any covenants or other provisions providing event risk or similar protection.

Payment.

Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the applicable trustee, as our paying agent, or at other designated places. Any other paying agent initially designated for the debt securities of a particular series will be identified in the applicable prospectus supplement.

Form, Transfers and Exchanges.

The debt securities of each series will be issued only in fully registered form, without interest coupons. Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 each or multiples thereof.

Subject to the terms of the applicable indenture and the limitations applicable to global securities, you may exchange or transfer debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge, except for any tax or governmental charge.

Global Securities.

The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary except in the following circumstances or as otherwise provided in the applicable prospectus supplement. The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through a depositary. In that event, certificates will be printed and delivered to the depositary.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company, or DTC, will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

Events of Default.

Unless otherwise specified in the applicable prospectus supplement, an event of default occurs with respect to debt securities of any series if:

•	we do not pay any interest on any debt securities of the applicable series within 30 days of the due date (following any deferral allowed under the terms of the debt securities and elected by us);

•	we do not pay principal or premium, if any, on any debt securities of the applicable series at maturity;

•	we do not deposit any sinking fund payment when due by the terms of the applicable debt securities;

•

we default in the performance, or are in breach, of a covenant or warranty of the applicable indenture (other than a covenant or warranty default or breach that is elsewhere specifically dealt with or which expressly has been included in the applicable indenture solely for the benefit of debt securities other than that series), and such default or breach continues for a period of 60 days after there has been given by registered or certified mail, to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% of the principal amount of debt securities of the affected series, a written notice specifying such default or breach and requiring it to be remedied;

•	certain events of bankruptcy, insolvency, receivership or reorganization with respect to us occur; or

•	any other event of default provided with respect to debt securities of that series occurs.

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indentures.

Each indenture requires us to file annually with the applicable trustee an officers’ certificate as to our compliance with all conditions and covenants under the applicable indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.

If an event of default occurs and is continuing with respect to any series of debt securities, then either the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are original issue discount securities, that portion of the principal amount of those original issue discount securities as may be specified in the terms of those original issue discount securities, of all of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable trustee if given by the holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable. Upon payment of that amount in the currency in which the debt securities are denominated (except as otherwise provided in the applicable indenture or the applicable prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.

After a declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series, by written notice to us and the applicable trustee, may rescind and annul the declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.

If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in the applicable prospectus supplement, will automatically become immediately due and payable.

Subject to the provisions of each indenture relating to the duties of the applicable trustee, in case an event of default with respect to our debt securities of a particular series occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of any of the holders of debt securities of that series, unless the holders have offered to the applicable trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for the indemnification of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the applicable indenture, or exercising any trust or power conferred on the applicable trustee with respect to the debt securities of that series.

Merger or Consolidation.

Each indenture provides that we may not consolidate with or merge or wind up into any other entity, whether or not we are the surviving entity, and that we may not sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the entity formed by the consolidation or into which we are merged, or the person which acquires us or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State or territory of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the outstanding debt securities and the performance of all of our covenants under the applicable indenture;

•

immediately after giving effect to such transaction, no event of default under the applicable indenture, and no event which after notice or lapse of time or both would become an event of default, has happened and is continuing; and

•	all other conditions specified in the applicable prospectus supplement are met.

Modification or Waiver.

Without prior notice to or the consent of any holders, we and the applicable trustee may modify the applicable indenture for any of the following purposes:

•	to evidence the succession of another entity to us and the assumption by that successor of our covenants and obligations under the applicable indenture and under our debt securities issued thereunder;

•

to add one or more covenants or other provisions for the benefit of the holders of all or any series of debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any right or power conferred upon us;

•

to add any additional events of default for all or any series of debt securities, and if those events of default are to be applicable to less than all series, stating that those events of default are expressly being included solely to be applicable to that series;

•	to change or eliminate any provision of the applicable indenture or to add any new provision to the applicable indenture that does not adversely affect the interests of the holders;

•

to provide security for the debt securities of any series or to provide that any of our obligations under the debt securities or the applicable indenture shall be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided, that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the applicable indenture in any material respect;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•

to evidence and provide for the acceptance of appointment of a separate or successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to eliminate any conflict between the terms of the applicable indenture and the debt securities issued thereunder and the Trust Indenture Act; or

•

to modify any other provisions with respect to matters or questions arising under the applicable indenture that will not be inconsistent with any provision of the applicable indenture, provided, those other provisions do not adversely affect the interests of the holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect.

We and the applicable trustee may, with some exceptions, amend or modify either indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

•

change the stated maturity of the principal of or interest on any debt security (other than pursuant to the terms of the debt security), reduce the principal amount, premium or interest payable upon redemption, change the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of holders whose consent is required for any modification or waiver or reduce the requirements for quorum and voting under the applicable indenture;

•	modify certain of the provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

A modification which changes or eliminates any provision of an indenture expressly included solely for the benefit of holders of debt securities of one or more particular series or modifies the holders’ rights will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

Each of the indentures provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default or event of default and its consequences under the applicable indenture, except:

•	a continuing default or event of default in the payment of the principal of (and premium, if any) or interest on any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Legal Defeasance and Covenant Defeasance.

The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement, when either:

•	all debt securities, with the exceptions provided for in the applicable indenture, of that series have been delivered to the applicable trustee for cancellation;

•	all debt securities of that series not theretofore delivered to the applicable trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the applicable prospectus supplement.

In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

At our option, either (1) we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e., the “legal defeasance option,” or (2) we will cease to be under any obligation to comply with certain provisions of the applicable indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e., the “covenant defeasance option,” at any time after the conditions specified in the applicable prospectus supplement have been satisfied.

Senior Debt Securities.

The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, no senior indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred shares that may be issued by any of our subsidiaries.

Subordination.

If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any subordinated debt securities will be subordinated in right of payment, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full of all senior indebtedness, including senior debt securities. However, our obligation to pay the principal of (and premium, if any) or interest on the subordinated debt securities will not otherwise be affected. Unless otherwise stated in the applicable prospectus supplement, payment on account of principal (or premium, if any), sinking funds or interest on the subordinated debt securities may not be made at any time when there is a default in the payment of the principal, premium, if any, sinking funds, interest or certain other obligations on senior indebtedness. In addition, the prospectus supplement for any series of subordinated debt securities may provide that payments of the principal of (or premium, if any) or interest on the subordinated debt securities may be delayed or not paid under specified circumstances and periods. If, while we are in default on senior indebtedness, any payment is received by the trustee under the subordinated indenture or the holders of any of the subordinated debt securities before we have paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

Due to the subordination, if our assets are distributed upon insolvency, some or all of our general creditors may recover more, ratably, than holders of subordinated debt securities. The subordinated indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the subordinated indenture.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated by reference in it will specify the approximate amount of senior indebtedness outstanding as of a recent date and any limitations on the issuance of additional senior indebtedness (or that there is not such limitation). Senior indebtedness with respect to any series of subordinated debt securities will have the meaning specified in the applicable prospectus supplement for that series.

Corporate Existence.

Subject to the terms of the applicable indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law.

The indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Guarantees.

If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by the Company’s then existing or future domestic subsidiaries, then the debt securities will be fully and unconditionally guaranteed by such guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. The Subsidiary Guarantors are guarantors under the indenture governing our existing senior notes and our existing senior credit facilities. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities that may be offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time the securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts, concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	the anticipated date of delivery of the securities.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:

•	exchange offers or other transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Our common stock is listed on the Nasdaq Global Select Market. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Hodgson Russ LLP. John B. Drenning, a director of the Company, is a partner in Hodgson Russ LLP. Mr. Drenning and other members of that firm beneficially own an aggregate of 125,000 shares of our common stock and 130,000 shares of our class B stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of the Company’s internal control over financial reporting have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC to register the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it. You may read and copy any document which we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We are also subject to the information and periodic reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, and other information with the SEC and these reports, proxy statements, and other information can be inspected on the Internet site maintained by the SEC at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarter ended July 2, 2011; and

•	our Current Report on Form 8-K filed on August 2, 2011.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus, including documents filed on and after the date of the initial registration statement and prior to effectiveness of the registration statement, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

David C. Burney

Vice President and Chief Financial Officer

Astronics Corporation

130 Commerce Way

East Aurora, New York 14052

Telephone: (716) 805-1599

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table itemizes the fees and expenses incurred or expected to be incurred by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Item	Amount
Securities and Exchange Commission registration fee	$17,415.00
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Rating agencies fees	*
Trustee fees (including counsel fees)	*
Miscellaneous fees and expenses	*
Total	*

*	Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15	Indemnification of Directors and Officers.

Sections 721 through 726 of the New York Business Corporation Law, or BCL, grant New York corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; give a director or officer who successfully defends an action the right to be so indemnified; and permit a corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of shareholders or otherwise.

Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director, provided that such provision may not eliminate the liability of a director (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation.

The Registrant’s Certificate of Incorporation includes the provisions permitted by Section 402(b).

The Registrant’s by-laws also allow it to indemnify, in the same manner and under the same circumstances as set forth in Sections 721 through 726 of the BCL, any person who was or is a party or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was the Registrant’s representative, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Registrant’s best interests.

In addition, the Registrant has entered into indemnification agreements with each of its directors, executive officers and certain other officers pursuant to which each such person is indemnified for costs and expenses actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding in which such person is or was a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, member, manager or fiduciary of another entity.

The Company also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities on behalf of the Registrant.

Item 16	Exhibits.

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Aurora, State of New York, on August 1, 2011.

ASTRONICS CORPORATION

By:	/s/ PETER J. GUNDERMANN
Peter J. Gundermann
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Peter J. Gundermann and David C. Burney, or either of them, as his attorney in fact, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER J. GUNDERMANN Peter J. Gundermann	President and Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2011

/s/ DAVID C. BURNEY David C. Burney	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 1, 2011

/s/ KEVIN T. KEANE Kevin T. Keane	Chairman of the Board of Directors	August 1, 2011

/s/ ROBERT T. BRADY Robert T. Brady	Director	August 1, 2011

/s/ JOHN B. DRENNING John B. Drenning	Director	August 1, 2011

/s/ ROBERT J. MCKENNA Robert J. McKenna	Director	August 1, 2011

/s/ RAYMOND S. BOUSHIE Raymond S. Boushie	Director	August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Aurora, State of New York, on August 1, 2011.

ASTRONICS ADVANCED ELECTRONIC SYSTEMS CORP.

By:	/s/ PETER J. GUNDERMANN
Peter J. Gundermann
President Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Peter J. Gundermann and David C. Burney, or either of them, as his attorney in fact, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER J. GUNDERMANN Peter J. Gundermann	President and Director (Principal Executive Officer)	August 1, 2011

/s/ DAVID C. BURNEY David C. Burney	Secretary and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2011

/s/ MARK PEABODY Mark Peabody	Executive Vice President and Director	August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Aurora, State of New York, on August 1, 2011.

DME CORPORATION

By:	/S/ PETER J. GUNDERMANN
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Peter J. Gundermann and David C. Burney, or either of them, as his attorney in fact, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER J. GUNDERMANN Peter J. Gundermann	President and Director (Principal Executive Officer)	August 1, 2011

/s/ DAVID C. BURNEY David C. Burney	Secretary and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2011

/s/ BRIAN PRICE Brian Price	Executive Vice President and Director	August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Aurora, State of New York, on August 1, 2011.

LUMINESCENT SYSTEMS, INC.

By:	/s/ PETER J. GUNDERMANN
Peter J. Gundermann
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Peter J. Gundermann and David C. Burney, or either of them, as his attorney in fact, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER J. GUNDERMANN Peter J. Gundermann	President and Director (Principal Executive Officer)	August 1, 2011

/s/ DAVID C. BURNEY David C. Burney	Secretary and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	August 1, 2011

/s/ JAMES S. KRAMER James S. Kramer	Executive Vice President and Director	August 1, 2011

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting or Distribution Agreement.*

4.1	Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Commission on March 3, 2011 (file no. 0-7087).

4.2	Bylaws, as amended, incorporated herein by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission on March 11, 2009 (file no. 0-7087).

4.3	Form of specimen preferred stock certificate.*

4.4	Certificate of Designations of Preferred Stock of Astronics Corporation.*

4.5	Form of Senior Indenture, filed herewith.

4.6	Form of Subordinated Indenture, filed herewith.

4.7	Form of Senior Debt Security.*

4.8	Form of Subordinated Debt Security.*

4.9	Form of Warrant Agreement.*

4.10	Form of Warrant.*

4.11	Form of Rights Agent Agreement.*

4.12	Form of Rights Certificate.*

4.13	Form of Stock Purchase Contract.*

4.14	Form of Unit Agreement.*

5.1	Opinion of Hodgson Russ LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges, filed herewith.

23.1	Consent of Ernst & Young LLP, filed herewith.

23.2	Consent of Hodgson Russ LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of this registration statement).

25.1	Statement of Eligibility of Trustee under the Senior Indenture on Form T-1*

25.2	Statement of Eligibility of Trustee under the Subordinated Indenture on Form T-1*

*	To be filed, if necessary, by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.